Exhibit 99.2

The following is an excerpt from the German translation of the November edition of the Company Monthly Newsletter, which was disseminated to all employees on November 7, 2022.

Brief von Mike Minogue

Vorsitzender, Präsident und Chief Executive Officer

Hallo zusammen,

was für eine unglaubliche Woche für Abiomed. Letzten Dienstag kündigte Johnson & Johnson, eines der größten Unternehmen der Medizintechnik an, dass es die Herzgenesung in die ganze Welt bringen wird. Ihr habt das Feld der Herzregeneration erschaffen. Herzlichen Glückwunsch!

Ich freue mich auch darauf, dass unsere besondere Kultur unter der Eigentümerschaft von Johnson & Johnson gedeihen wird. Ich bin zuversichtlich, dass wir unsere erfolgreiche Kultur beibehalten werden, denn IHR seid die Erschaffer und Bewahrer unserer Kultur.

Unsere vier Grundsätze werden weiterhin beschreiben, WAS wir tun. Wir werden weiterhin die Besten der Welt sein, wenn es darum geht, Herzen zu retten und Leben zu erhalten, führend in Technologie und Innovation zu sein, den Wert für unsere Aktionäre zu steigern und unsere erfolgreiche Kultur zu erhalten. Unsere „Heartbeat Operating Procedures“ werden weiterhin beschreiben, WIE wir Dinge tun. Jeder von uns ist aufgerufen zu führen, zu managen, anzupassen und auszuführen. Wir streben nach Perfektion. Wir sind innovativ. Wir führen Pilotprojekte mit hoher Geschwindigkeit durch, führen After Action Reviews durch und wenden die gewonnenen Erkenntnisse an.

Und bei jeder Entscheidung, die wir treffen, stehen die Patienten immer an erster Stelle. Unsere Patienten und Kunden sind die Motivation für alles, was wir tun. Das Erreichen unserer Mission hängt von ihrem Wohlergehen ab. Wir arbeiten hart, vertrauen uns gegenseitig und haben Spaß daran, die Erfolge unserer Patienten zu feiern.

Eine Erfolgsgeschichte, die ich gerne teilen möchte, ist Stephen Hanns, ein 39-jähriger Polizeibeamter aus Chelsea, Alabama. Im August 2022 sahen sich Stephen und seine Verlobte Sydney (auf den Fotos oben) Hochzeitslocations an, als er Kurzatmigkeit und ein Engegefühl in der Brust verspürte. Einige Tage später wurde Stephen übel und er hatte starke Schmerzen in der Brust. Sydney fuhr ihn ins Grandview Medical Center in Birmingham, Alabama, wo Tests ergaben, dass er eine schwere Mitralinsuffizienz und eine reduzierte Auswurffraktion von 15 Prozent hatte und sich aufgrund einer Kardiomyopathie im kardiogenen Schock befand.

Dr. William Black setzte Impella CP ein, damit Stephens Herz sich erholen konnte. Nach einem Tag der Unterstützung erhöhten Dr. Black und der Herz-Thorax-Chirurg Dr. John Casterline Stephens Unterstützung auf Impella 5,5 und setzten VA-ECMO ein, um seinen Körper mit Sauerstoff zu versorgen. Anschließend wurde er zur weiteren Behandlung und für eine mögliche Herztransplantation ins UAB Hospital verlegt.

In der UAB führte Stephens medizinisches Team eine SVT-Ablation durch, und Tage später verbesserte sich seine Herzfunktion dramatisch. Nach sechs Tagen der Unterstützung wurde die ECMO abgesetzt und entfernt. Nach 11 Tagen der Impella-Unterstützung wurde die Impella 5.5 explantiert. Während er sich auf der Intensivstation erholte, heirateten Stephen und Sydney offiziell während einer kleinen Zeremonie in seinem Krankenhauszimmer (Foto unten).

Weniger als einen Monat nach seiner Einlieferung ins Krankenhaus kehrte Stephen mit seinem natürlichen Herzen und seiner neuen Braut nach Hause zurück. Heute planen Stephen und Sydney ihren Hochzeitsempfang und ihre Flitterwochen in Key West, Florida. Vielen Dank an das Team Birmingham South für die Hilfe bei der Wiederherstellung von Stephens Herz.

Patienten wie Stephen sind unser WARUM. Sie spornen uns an, alles zu tun, um die Regeneration des Herzens zum weltweiten Standard der Versorgung zu machen.

Die Patienten stehen an erster Stelle!

Patients First!

Mike

Additional Information and Where to Find it

The tender offer described in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of ABIOMED, Inc. At the time the offer is commenced, Johnson & Johnson and its merger subsidiary, Athos Merger Sub, Inc., will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and ABIOMED, Inc. will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. ABIOMED, Inc. stockholders and other investors are urged to read the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement, as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of ABIOMED, Inc. In addition, all of these materials (and all other materials filed by ABIOMED, Inc. with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by ABIOMED, Inc. at https://investors.abiomed.com/investors/financials/sec-filings/default.aspx.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, may be forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “should,” “likely,” “will” and other words and terms of similar meaning. Forward-looking statements include, among other things, statements regarding the potential benefits of the proposed transaction; the prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for ABIOMED’s business; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties.

Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; the risk that the proposed transaction may not be completed in a timely manner or at all; uncertainties as to how many of ABIOMED’s stockholders will tender their stock in the offer; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of this announcement or pendency of the proposed transaction on the ABIOMED’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to diverting management’s attention from ABIOMED’s ongoing business operations; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the potential that the strategic benefits, synergies or opportunities expected from the proposed acquisition may not be realized or may take longer to realize than expected; the successful integration of ABIOMED into Johnson & Johnson subsequent to the closing of the transaction and the timing of such integration; other business effects, including the effects of industry, economic or political conditions outside of ABIOMED’s control; transaction costs; and other risks and uncertainties detailed from time to time in documents filed with the Securities and Exchange Commission (“SEC”) by ABIOMED, including ABIOMED’s current annual report on Form 10-K on file with the SEC, as well as the Schedule 14D-9 to be filed by ABIOMED and the tender offer documents to be filed by Johnson & Johnson and Athos Merger Sub, Inc. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors.

ABIOMED is providing the information in this filing as of this date and assumes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise.